Exhibit 3.4

Innovation, Science and	Innovation, Sciences et
Economic Development Canada	Développement économique Canada
Corporations Canada	Corporations Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

South Bow Infrastructure Holdings Ltd.
Corporate name / Dénomination sociale

1514208-3
Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Hantz Prosper
Director / Directeur

2024-09-11
Date of amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Innovation, Science and	Innovation, Sciences et
Economic Development Canada	Développement économique Canada
Corporations Canada	Corporations Canada

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
15142083 Canada Ltd.

2	Corporation number
Numéro de la société
1514208-3

3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour :
South Bow Infrastructure Holdings Ltd.

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Jennifer Geggie
Jennifer Geggie
403-920-2000

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Canada Business Corporations Act (CBCA)
FORM 4
ARTICLES OF AMENDMENT
(Sections 27 or 177)

1 - Current corporate name

15142083 Canada Ltd.

2 - Corporation number

1514208 - 3

3 - The articles are amended as follows (note that more than one section can be filled out)

A: The corporation changes its name to:

South Bow Infrastructure Holdings Ltd.

B: The corporation changes the province or territory in Canada where the registered office is situated to:
To complete the change, a Form 3 - Change of Registered Office Address **must** accompany the Articles of Amendment.

C: The corporation changes the minimum and/or maximum number of directors to: (for a fixed number of directors, indicate the same number in both boxes).

Minimum number ☐ **Maximum number** ☐

D: Other changes: (for example, to the classes of shares, to the restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

ELECTRONICALLY FILED WITH CORPORATIONS CANADA ON
SEP 11 2024 SW.
By BLAKE, CASSELS & GRAYDON LLP
Corporate Services

4 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation.

Signature: [signature]

Print name: Jennifer Geggie

Telephone number: 403-920-2000

ISED-ISDE 3069E (2016/11) Page 1 of 2

Canada